EXHIBIT (q)(3)

POWER OF ATTORNEY

The undersigned officer of:

Eaton Vance Advisers Senior Floating-Rate Fund	Eaton Vance Municipals Trust
Eaton Vance California Municipal Income Trust	Eaton Vance Municipals Trust II
Eaton Vance Credit Opportunities Fund	Eaton Vance Mutual Funds Trust
Eaton Vance Enhanced Equity Income Fund	Eaton Vance New Jersey Municipal Income Trust
Eaton Vance Enhanced Equity Income Fund II	Eaton Vance New York Municipal Income Trust
Eaton Vance Floating-Rate Income Trust	Eaton Vance Ohio Municipal Income Trust
Eaton Vance Florida Municipal Income Trust	Eaton Vance Pennsylvania Municipal Income Trust
Eaton Vance Growth Trust	Eaton Vance Prime Rate Reserves
Eaton Vance Institutional Senior Floating-Rate Fund	Eaton Vance Risk-Managed Diversified Equity Income Fund
Eaton Vance Insured California Municipal Bond Fund	Eaton Vance Risk-Managed Equity Income Opportunities Fund
Eaton Vance Insured California Municipal Bond Fund II	Eaton Vance Senior Floating-Rate Trust
Eaton Vance Insured Florida Municipal Bond Fund	Eaton Vance Senior Income Trust
Eaton Vance Insured Massachusetts Municipal Bond Fund	Eaton Vance Series Trust
Eaton Vance Insured Michigan Municipal Bond Fund	Eaton Vance Series Trust II
Eaton Vance Insured Municipal Bond Fund	Eaton Vance Short Duration Diversified Income Fund
Eaton Vance Insured Municipal Bond Fund II	Eaton Vance Special Investment Trust
Eaton Vance Insured New Jersey Bond Fund	Eaton Vance Tax-Advantaged Dividend Income Fund
Eaton Vance Insured New York Municipal Bond Fund	Eaton Vance Tax-Advantaged Global Dividend Income Fund
Eaton Vance Insured New York Municipal Bond Fund II	Eaton Vance Tax-Advantaged Global Dividend Opportunities Fund
Eaton Vance Insured Ohio Municipal Bond Fund	Eaton Vance Tax-Managed Buy-Write Income Fund
Eaton Vance Insured Pennsylvania Municipal Bond Fund	Eaton Vance Tax-Managed Buy-Write Opportunities Fund
Eaton Vance Investment Trust	Eaton Vance Tax-Managed Diversified Equity Income Fund
Eaton Vance Limited Duration Income Fund	Eaton Vance Tax-Managed Global Buy-Write Opportunities Fund
Eaton Vance Massachusetts Municipal Income Trust	Eaton Vance Tax-Managed Global Diversified Equity Income Fund
Eaton Vance Michigan Municipal Income Trust	Eaton Vance Tax-Managed International Diversified Equity Income Fund
Eaton Vance Municipal Income Trust	Eaton Vance Variable Trust
EV Classic Senior Floating-Rate Fund

each a Massachusetts business trust (the “Trusts”), (does hereby severally constitute and appoint Thomas E. Faust Jr., Maureen A. Gemma and John E. Pelletier, or any of them, to be true, sufficient and lawful attorneys, or attorney for me, to sign in the capacity indicated below, any Registration Statement and any and all amendments (including post-effective amendments) to a Registration Statement filed with the Securities and Exchange Commission on behalf of each of the respective Trusts, in respect of shares of beneficial interest and other documents and papers relating thereto:

IN WITNESS WHEREOF I have hereunto set my hand on the date set opposite my signature.

Signature	Title	Date

/s/ Barbara E. Campbell	Treasurer and Principal Financial	January 1, 2008
Barbara E. Campbell	and Accounting Officer

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